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                                                                       EXHIBIT 5

[LOGO OF KPMG]


      KPMG LLP
      Chartered Accountants
      2000 McGill College Avenue                    Telephone  (514) 840-2100
      Suite 1900                                    Telefax  (514) 840-2187
      Montreal Quebec  H3A 3H8                      www.kpmg.ca



ACCOUNTANTS' CONSENT


The Board of Directors of
Neurochem Inc.

We refer to the Form F-10 Registration Statement (Registration No. 333-108094) and related prospectus of Neurochem Inc.

We consent to the use of our report dated August 8, 2003 (except note 18(b), which is as of August 12, 2003) with respect to the consolidated balance sheets of Neurochem Inc. as at June 30, 2003 and 2002, and the consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 2003, and for the period since inception
(June 17, 1993) to June 30, 2003 incorporated by reference herein, and to the reference to our firm under the heading "Independent chartered accountants" in the prospectus.



/s/ KPMG LLP

Chartered Accountants

Montreal, Canada
August 27, 2003